INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-32787 and 33-361771 on Form S-8 of North Valley Bancorp of our report dated February 24, 1999, on the financial statements of Six Rivers National Bank for the year ended December 31, 1998, appearing herein.


/s/ DELOITTE & TOUCHE LLP
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San Francisco, California
December 21, 1999